As filed with the Securities and Exchange Commission on May 25, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

The Interpublic Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (States or other jurisdiction of incorporation or organization)	13-1024020 (I.R.S. Employer Identification Number)
1114 Avenue of the Americas
New York, NY 10036
(212) 704-1200
(Address, including zip code, of registrant’s principal executive offices)
The Interpublic Group of Companies, Inc. 2006 Performance Incentive Plan
(Full title of the plan)
Nicholas J. Camera, Esq.
Senior Vice President, General Counsel and Secretary
The Interpublic Group of Companies, Inc.
1114 Avenue of the Americas
New York, NY 10036
(212) 704-1343
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
D. Michael Lefever, Esq.
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 662-6000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to Be	Offering Price per	Aggregate Offering	Amount of
of Securities to Be Registered	Registered	Share	Price	Registration Fee
Common Stock, par value $0.10 per share	41,400,000 (1)	$9.21 (2)	$381,294,000 (2)	$40,798.46

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.
(2)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock on May 24, 2006, as reported by the New York Stock Exchange.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Interpublic Group of Companies, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed (under Commission File Number 001-06686) with the Securities and Exchange Commission (the “Commission”):
•	The Annual Report on Form 10-K of the Registrant for the year ended December 31, 2005, filed on March 22, 2006 (Film Number 06702505);

•	The Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended March 31, 2006, filed on May 10, 2006 (Film Number 06823295);

•	The Current Reports on Form 8-K of the Registrant filed on March 2, 2006 (Film Number 06659761) (as amended by a Form 8-K/A, filed March 3, 2006 (Film Number 06661376)), March 9, 2006 (Film Number 06676315), March 22, 2006 (Film Number 06704165), March 23, 2006 (Film Number 06706729; Item 4.02 only), March 24, 2006 (Film Number 06709783), March 24, 2006 (Film Number 06709796), March 28, 2006 (Film Number 06715292), March 29, 2006 (Film Number 06719157) (as amended by a Form 8-K/A, filed March 30, 2006 (Film Number 06720306)), April 4, 2006 (Film Number 06744981), and May 11, 2006 (Film Number 06830403);

•	The description of the shares of Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on June 29, 1971, and October 8, 1975, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report subsequently filed for the purpose of updating the description.
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 (which is set forth in Item 8 under the heading “Management’s Report on Internal Control over Financial Reporting”) of the Registrant incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Registrant, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Nicholas J. Camera, Senior Vice President, General Counsel and Secretary of the Registrant, has rendered the opinion filed herewith as to the legality of the shares of the Common Stock being registered pursuant to this Registration Statement. As of May 25, 2006, Mr. Camera owned 48,445 shares of Common Stock, some of which have restrictions on their sale or transfer, and held options to purchase 197,618 shares of Common Stock.
Item 6. Indemnification of Directors and Officers.
     Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article 12 of the Registrant’s Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.
     Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (2) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful.
     A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.
     A corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such person. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.
     The Registrant’s By-laws contain specific authority for indemnification by the Registrant of current or former directors, officers, employees or agents of the Registrant on terms that have been derived from Section 145 of the DGCL.
     Additionally, the Registrant has entered into agreements with certain of its directors and executive officers pursuant to which the Registrant has agreed to indemnify such directors and executive officers to the maximum extent permitted under the DGCL and in accordance with the Registrant’s By-laws and directors’ and officers’ insurance policy.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended through November 9, 2005 (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005)

4.2	Certificate of Designations of 5-3/8% Series A Senior Mandatory Convertible Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Delaware on December 17, 2003 (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 16, 2003, and incorporated herein by reference)

4.3	Certificate of Designations of 5.25% Series B Cumulative Convertible Perpetual Preferred Stock of the Registrant , as filed with the Secretary of State of the State of Delaware on October 24, 2005 (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated October 24, 2005, and incorporated herein by reference)

4.4	By-laws of the Registrant, as amended and restated through March 23, 2006 (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2006)

5.1	Opinion of Nicholas J. Camera (filed herewith)

23.1	Consent of Nicholas J. Camera (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney of Directors of the Registrant (included on signature page)
Item 9. Undertakings.
     (1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     provided, however, that paragraphs 1(a) and 1(b) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 25, 2006.

THE INTERPUBLIC GROUP OF COMPANIES
By:	/s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary

     Known all men by these presents, that each individual whose signature appears below constitutes and appoints Nicholas J. Camera and Frank Mergenthaler and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “Commission”) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the Commission or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this registration statement and any amendments thereto, and (iii) to take any and all other actions that may be necessary or appropriate to effect the registration of the shares pursuant to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael I. Roth Michael I. Roth	Chairman of the Board and Chief Executive Officer (principal executive officer)	May 25, 2006

/s/ Frank Mergenthaler Frank Mergenthaler	Executive Vice President and Chief Financial Officer (principal financial officer)	May 25, 2006

Signature	Title	Date

/s/ Christopher F. Carroll Christopher F. Carroll	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)	May 25, 2006

/s/ Frank J. Borelli Frank J. Borelli	Director	May 25, 2006

/s/ Reginald K. Brack Reginald K. Brack	Director	May 25, 2006

/s/ Jill M. Considine Jill M. Considine	Director	May 25, 2006

/s/ David M. Thomas David M. Thomas	Director	May 25, 2006

/s/ Richard A. Goldstein Richard A. Goldstein	Director	May 25, 2006

/s/ H. John Greeniaus H. John Greeniaus	Director	May 25, 2006

/s/ J. Phillip Samper J. Phillip Samper	Director	May 25, 2006

Index to Exhibits

Exhibit
Number	Description
5.1	Opinion of Nicholas J. Camera (filed herewith)

23.1	Consent of Nicholas J. Camera (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney of Directors of the Registrant (included on signature page)